Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer

pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Paul Roberts, Chief Executive Officer (principal executive officer) of Kubient, Inc. (the “Company”), and Joshua Weiss, Chief Financial Officer (principal financial and accounting officer) of the Company, each hereby certifies that, to the best of his knowledge:

1)

The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, to which this certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2023

/s/ Paul Roberts
Paul Roberts
Chief Executive Officer
(principal executive officer)

/s/ Joshua Weiss
Joshua Weiss
Chief Financial Officer
(principal financial and accounting officer)

The foregoing certifications are being furnished pursuant to 18 U.S.C. Section 1350. They are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.